UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BRAG HOUSE HOLDINGS, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Subject: For [Shareholder Name]: Brag House Holdings, Inc. – Upcoming Shareholder Vote

Hi / Dear [Shareholder Name],

I hope this note finds you well. As you may have seen in our recent filings, Brag House Holdings, Inc. is in the process of an important merger transaction, and we have an upcoming shareholder vote that will require an affirmative vote of a majority of the outstanding shares to move forward.

I wanted to reach out personally to introduce you to Donna Corso, who is copied on this email. She is from Alliance Advisors, our officially retained proxy solicitation firm assisting us with this vote. They are a well-regarded, legitimate firm, and any outreach from them is fully authorized by us.

They will walk you through the voting process and answer any procedural questions you may have. Your participation in this vote is genuinely important to us, and we would greatly appreciate your prompt attention to their outreach.

As the Board recommended, we hope you will cast your vote "for" the approval and adoption of the merger agreement and each of the other proposals set forth in the proxy statement.

As always, please don't hesitate to reach out to me directly if you have any questions.

Warm regards,

[SIGNATURE]